AGREEMENT AND PLAN OF REORGANIZATION

	THIS AGREEMENT AND PLAN OF
REORGANIZATION ("Agreement") is made as of this 14th day of March, 2011, by and among Eaton Vance
Municipals Trust ("Municipals Trust"), a Massachusetts business trust, on behalf of its series Eaton Vance
Michigan Municipal Income Fund ("Michigan Fund") and
Eaton Vance Rhode Island Municipal Income Fund
("Rhode Island Fund") and Municipals Trust, on behalf of its series Eaton Vance National Municipal Income Fund.
Eaton Vance Michigan Municipal Income Fund and
Eaton Vance Rhode Island Municipal Income Fund, are collectively referred to herein as the "Acquired Funds", and Eaton Vance National Municipal Income Fund is referred to herein as the "Acquiring Fund".

WITNESSETH
	WHEREAS, Municipals Trust is registered under the Investment Company Act of 1940, as amended (the
"1940 Act") as open-end management investment company authorized to issue an unlimited number of shares of beneficial interest without par value in one or more series (such as the Acquired Funds and the Acquiring Fund), and the Trustees of Municipals Trust have divided the shares of the Acquired Funds and the Acquiring Fund into multiple classes, including Class A, Class B, Class C and Class I shares ("Acquired Fund
Shares" and "Acquiring Fund Shares");

	WHEREAS, Municipals Trust desires to provide for the reorganization of the Acquired Funds through the acquisition by the Acquiring Fund of substantially all of the assets of the Acquired Funds in exchange for the Acquiring Fund Shares in the manner set forth herein;
and

	WHEREAS, it is intended that the reorganization described in this Agreement shall be a reorganization within the meaning of Section 368 of the Internal
Revenue Code of 1986, as amended (the "Code");

	NOW, THEREFORE, in consideration of the
mutual promises herein contained, the parties hereto agree as follows:

1.	Definitions

	1.1	The term "1933 Act" shall mean the
Securities Act of 1933, as amended.

1.2	The term "1934 Act" shall mean the
Securities Exchange Act of 1934, as amended.

1.3	The term "Acquired Funds Municipals
Trust N-1A" shall mean the registration
statement, as amended, on Form N-1A
of Municipals Trust with respect to the
Acquired Funds in effect on the date
hereof or on the Closing Date, as the
context may require.

	1.4	The term "Agreement" shall mean this
Agreement and Plan of Reorganization.

	1.5	The term "Assumed Liabilities" shall
mean all liabilities, expenses, costs,
charges and receivables of the Acquired
Funds as of the Close of Trading on the
New York Stock Exchange on the
Valuation Date. Included therein for the Acquiring Fund Class B and Class C shall be the uncovered distribution charges under the Acquired Funds Class
B and Class C Distribution Plans, or, if lower, the amount of contingent deferred sales charges that would be paid by all the Acquired Funds Class B and Class C shareholders if they redeemed on the Closing Date; such amount shall be treated as uncovered distribution charges under the Acquiring
Fund Class B and Class C Distribution
Plans.

1.6	The term "Business Day" shall mean any
day that the New York Stock Exchange
is open.

1.7	The term "Close of Trading on the
NYSE" shall mean the close of regular
trading on the New York Stock
Exchange, which is usually 4:00 p.m.
Eastern Time.
	1.8	The term "Closing" shall mean the
closing of the transaction contemplated
by this Agreement.

	1.9	The term "Closing Date" shall mean
September 23, 2011, provided all
necessary approvals have been
received, or such other date as may be
agreed by the parties on which the
Closing is to take place.

	1.10	The term "Commission" shall mean the
Securities and Exchange Commission.

	1.11	The term "Custodian" shall mean State
Street Bank and Trust Company.

	1.12	The term "Delivery Date" shall mean the
date contemplated by Section 3.3 of
this Agreement.

	1.13	The term "Municipals Trust N-14" shall
mean Municipals Trust's registration
statement on Form N-14, including a
Joint Proxy Statement/Prospectus as
may be amended, that describes the
transactions contemplated by this
Agreement and registers the Acquiring
Fund Shares to be issued in connection
with this transaction.

	1.14	The term "NYSE" shall mean the New
York Stock Exchange.

	1.15	The term "Proxy Statement" shall mean
the Joint Proxy Statement/Prospectus
furnished to the Acquired Funds
shareholders in connection with this
transaction.

	1.16	The term "Securities List" shall mean the
list of those securities and other assets owned by Municipals Trust, on behalf of Michigan Fund and Rhode Island Fund, on the Delivery Date.

	1.17	The term "Valuation Date" shall mean the
day of the Closing Date.

2.	Transfer and Exchange of Assets

	2.1	Reorganization the Acquired Funds.  At
the Closing, subject to the requisite
approval of the Acquired Funds'
shareholders and the terms and
conditions set forth herein, Municipals
Trust shall transfer all of the assets of the Acquired Funds and assign all Assumed Liabilities to the Acquiring
Fund, and the Acquiring Fund shall
acquire such assets and shall assume
such Assumed Liabilities upon delivery
by the Acquiring Fund to the Acquired
Funds on the Closing Date of Class A,
Class B, Class C and Class I Acquiring
Fund Shares (including, if applicable,
fractional shares) having an aggregate
net asset value equal to the value of the assets so transferred, assigned and delivered, less the Assumed Liabilities, all determined and adjusted as provided in Section 2.2. Upon delivery of the assets, the Acquiring Fund will receive good and marketable title thereto free and clear of all liens.

	2.2	Computation of Net Asset Value.  The
net asset value per share of the
Acquiring Fund Shares and the net value
of the assets of the Acquired Fund
subject to this Agreement shall, in each case, be determined as of the Close of Trading on the NYSE on the Valuation
Date, after the declaration and payment
of any dividend on that date.  The net
asset value of the Acquiring Fund
Shares shall be computed in the manner
set forth in the Acquiring Fund
Municipals Trust N-1A.  In determining
the value of the securities transferred by the Acquired Funds to the Acquiring
Fund, such assets shall be priced in
accordance with the policies and
procedures described in the Acquiring
Fund Municipals Trust N-1A.




3.	Closing Date, Valuation Date and Delivery

	3.1	Closing Date.  The Closing shall be at
the offices of Eaton Vance
Management, Two International Place,
Boston, MA  02110 immediately after the
close of business on the Closing Date.
All acts taking place at Closing shall be deemed to take place simultaneously as of the close of business on the Closing
Date unless otherwise agreed in writing
by the parties.

3.2	Valuation Date.  Pursuant to Section
2.2, the net value of the assets of the
Acquired Funds and the net asset value
per share of the Acquiring Fund shall be determined as of the Close of Trading on the NYSE on the Valuation Date, after the declaration and payment of any dividend on that date. The stock transfer books of Municipals Trust with respect to the Acquired Funds will be permanently closed, and sales of the Acquired Funds Shares shall be suspended, as of the close of business of Municipals Trust on the Valuation
Date.  Redemption requests thereafter
received by Municipals Trust with
respect to the Acquired Funds shall be
deemed to be redemption requests for
the Acquiring Fund Shares to be
distributed to shareholders of the
Acquired Funds under this Agreement
provided that the transactions
contemplated by this Agreement are
consummated.

		In the event that trading on the NYSE or
on another exchange or market on which
securities held by the Acquired Funds
are traded shall be disrupted on the
Valuation Date so that, in the judgment
of Municipals Trust, accurate appraisal
of the net assets of the Acquired Funds
to be transferred hereunder or the
assets of the Acquiring Fund is
impracticable, the Valuation Date shall
be postponed until the first Business
Day after the day on which trading on
such exchange or in such market shall,
in the judgment of Municipals Trust,
have been resumed without disruption.
In such event, the Closing Date shall be
postponed until one Business Day after
the Valuation Date.
	3.3	Delivery of Assets.  After the close of
business on the Valuation Date,
Municipals Trust shall issue instructions providing for the delivery of all of its assets held on behalf of the Acquired
Funds to the Custodian to be held for
the account of the Acquiring Fund,
effective as of the Closing.  The
Acquiring Fund may inspect such
securities at the offices of the
Custodian prior to the Valuation Date.

4.	Acquired Fund Distributions and Termination

4.1	As soon as reasonably practicable after
the Closing Date, Municipals Trust shall pay or make provisions for the payment of all of the debts and taxes of the Acquired Funds and distribute all remaining assets, if any, to shareholders of the Acquired Funds, and the Acquired
Funds shall thereafter be terminated
under Massachusetts law.
	At, or as soon as may be practicable
following the Closing Date, Municipals
Trust on behalf of the Acquired Funds
shall distribute the Class A, Class B,
Class C and Class I the Acquiring Fund
Shares it received from the Acquiring
Fund to the shareholders of the
Acquired Funds and shall instruct the
Acquiring Fund as to the amount of the
pro rata interest of each of the Acquired
Funds shareholders as of the close of
business on the Valuation Date (such
shareholders to be certified as such by
the transfer agent for Municipals Trust, to be registered on the books of the Acquiring Fund, in full and fractional the Acquiring Fund Shares, in the name of each such shareholder, and the
Acquiring Fund agrees promptly to
transfer the Acquiring Fund Shares then
credited to the account of the Acquired
Funds on the books of the Acquiring
Fund to open accounts on the share
records of the Acquiring Fund in the
names of the Acquired Funds
shareholders in accordance with said
instruction.  Each Acquired Funds
shareholder shall receive shares of the
corresponding class of the Acquiring
Fund to the class of the Acquired Funds
held by such shareholder.  All issued
and outstanding Acquired Funds Shares
shall thereupon be canceled on the
books of Municipals Trust.  The
Acquiring Fund shall have no obligation
to inquire as to the correctness of any
such instruction, but shall, in each case, assume that such instruction is valid, proper and correct.

5.	The Acquired Fund Securities

	On the Delivery Date, Municipals Trust on behalf of the Acquired Funds shall deliver the Securities List and tax records. Such records shall be made available to the Acquiring Fund prior to the Closing Date for inspection by the Treasurer (or his or her designee).
Notwithstanding the foregoing, it is expressly understood that the Acquired Funds may hereafter until the close of business on the Valuation Date sell any securities owned by it in the ordinary course of its business as a series of an open-end, management investment company.

6.	Liabilities and Expenses

	The Acquiring Fund shall acquire all liabilities of the Acquired Funds, whether known or unknown, or contingent or determined. Municipals Trust will discharge all known liabilities of the Acquired Funds, so far as may be possible, prior to the Closing Date. The Acquired Funds shall bear the expenses of carrying out this Agreement.

7.	Municipals Trust Representations and Warranties

	Municipals Trust, on behalf of Michigan Fund and Rhode Island Fund and on behalf of the Acquiring Fund, hereby represents, warrants and agrees as follows:

	7.1	Legal Existence.  Municipals Trust are
each a business trust duly organized
and validly existing under the laws of
the Commonwealth of Massachusetts.
Michigan Fund, Rhode Island Fund and
the Acquiring Fund are each validly
existing series of Municipals Trust.
Municipals Trust is authorized to issue
an unlimited number of shares of
beneficial interest of the Acquiring Fund.

7.2	Registration under 1940 Act.  Municipals
Trust are each duly registered as an
open-end management investment
companies under the 1940 Act and such
registration is in full force and effect.

7.3	Financial Statements.  The statement of
assets and liabilities and the schedule
of portfolio investments and the related statements of operations and changes in net assets of Michigan Fund dated
July 31, 2010 and January 31, 2011
(unaudited) and of the Rhode Island
Fund and the Acquiring Fund dated
September 30, 2010 and March 31, 2011
(unaudited), fairly present the financial condition of the Acquired Funds and the Acquiring Fund as of said dates in conformity with generally accepted accounting principles.

	7.4	No Contingent Liabilities.  There are no
known contingent liabilities of the
Acquired Funds or the Acquiring Fund
not disclosed and there are no legal,
administrative or other proceedings
pending, or to the knowledge of
Municipals Trust threatened, against the
Acquired Funds or the Acquiring Fund
which would materially affect its
financial condition.

7.5	Requisite Approvals.  The execution and
delivery of this Agreement and the
consummation of the transactions
contemplated herein, have been
authorized by the Board of Trustees of
Municipals Trust by vote taken at a
meeting of such Board duly called and
held on March 14, 2011.  No approval of
the shareholders of the Acquiring Fund
is required in connection with this
Agreement or the transaction
contemplated hereby.  The Agreement
has been executed and delivered by a
duly authorized officer of Municipals
Trust and is a valid and legally binding obligation of each of the Acquired
Funds and the Acquiring Fund
enforceable in accordance with its
terms.

	7.6	No Material Violations.  Municipals Trust
are not, and the execution, delivery and performance of this Agreement will not result, in a material violation of any provision of their Declaration of Trust or By-Laws, as each may be amended, of Municipals Trust or of any agreement, indenture, instrument, contract, lease or other undertaking to which Municipals
Trust is a party or by which it is bound.

	7.7	Taxes and Related Filings.  Except
where failure to do so would not have a
material adverse effect on the Acquired
Funds or the Acquiring Fund, each of
the Acquired Funds and the Acquiring
Fund has filed or will file or obtain valid extensions of filing dates for all required federal, state and local tax returns and reports for all taxable years through and including its current taxable year and no such filings are currently being audited or contested by the Internal Revenue Service or state or local taxing authority and all federal, state and local income, franchise, property, sales, employment or other taxes or penalties payable pursuant to such returns have been paid or will be paid, so far as due. Each of the Acquired Funds and the Acquiring Fund has elected to be treated as a "regulated investment company" for federal tax purposes, has qualified as such for each taxable year of its operations and will qualify as such as of the Closing
Date.

	7.8	Good and Marketable Title.  On the
Closing Date, each Acquired Fund will
have good and marketable title to its
assets, free and clear of all liens,
mortgages, pledges, encumbrances,
charges, claims and equities
whatsoever, and full right, power and
authority to sell, assign, transfer and
deliver such assets and shall deliver
such assets to the Acquiring Fund.
Upon delivery of such assets, the
Acquiring Fund will receive good and
marketable title to such assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities, except as to adverse claims under Article 8 of the Uniform
Commercial Code of which the
Acquiring Fund has notice and
necessary documentation at or prior to
the time of delivery.

	7.9	Acquiring Fund N-1A Not Misleading.
The Municipals Trust N-1A conforms on
the date of the Agreement, and will
conform on the date of the Proxy
Statement and the Closing Date, in all
material respects to the applicable
requirements of the 1933 Act and the
1940 Act and the rules and regulations
of the Commission thereunder and does
not include any untrue statement of a
material fact or omit to state any
material fact required to be stated
therein or necessary to make the
statements therein, in light of the
circumstances under which they were
made, not materially misleading.

7.10	Proxy Statement.  The Proxy Statement
delivered to the Acquired Funds
shareholders in connection with this
transaction (both at the time of delivery to such shareholders in connection with the meeting of shareholders and at all times subsequent thereto and including the Closing Date) in all material respects, conforms to the applicable requirements of the 1934 Act and the 1940 Act and the rules and regulations of the Commission thereunder, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated thereon or necessary to make statements therein, in light of the circumstances under which they were made, not materially misleading.

	7.11	Books and Records.  Each of Acquired
Funds and the Acquiring Fund have
maintained all records required under
Section 31 of the 1940 Act and rules
thereunder.

8.	Conditions Precedent to Closing

	The obligations of the parties hereto shall be conditioned on the following:

	8.1	Representations and Warranties.  The
representations and warranties of the
parties made herein will be true and
correct as of the date of this Agreement
and on the Closing Date.
	8.2	Shareholder Approval.  The Agreement
and the transactions contemplated herein shall
	have been approved by the requisite vote of the holders of the Acquired Funds Shares in
	accordance with the 1940 Act and the
Declaration of Trust and By-Laws, each as amended, of Municipals Trust.

	8.3	Pending or Threatened Proceedings.
On the Closing Date, no action, suit or
other proceeding shall be threatened or
pending before any court or
governmental agency in which it is
sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

	8.4	Registration Statement.  The Municipals
Trust N-14 shall have become effective
under the 1933 Act; no stop orders
suspending the effectiveness of such
Municipals Trust N-14 shall have been
issued; and, to the best knowledge of
the parties hereto, no investigation or
proceeding for that purpose shall have
been instituted or be pending,
threatened or contemplated under the
1933 Act.  The Proxy Statement has
been delivered to each shareholder of
record of the Acquired Funds as of
June 16, 2011 in accordance with the
provisions of the 1934 Act and the rules thereunder.

	8.5	Declaration of Dividend.  Municipals
Trust shall have declared a dividend or
dividends which, together with all
previous such dividends, shall have the
effect of distributing to the Acquired
Funds shareholders all of the Acquired
Funds' investment company taxable
income (as defined in Section 852 of
the Code) (computed without regard to
any deduction for dividends paid) for
the final taxable period of the Acquired
Funds, all of its net capital gain realized in the final taxable period of the Acquired Funds (after reduction for any capital loss carryforward) and all of the excess of (i) its interest income excludable from gross income under
Section 103(a) of the Code over (ii) its deductions disallowed under Sections
265 and 171(a)(2) of the Code for the
final taxable period of the Acquired
Funds.

	8.6	State Securities Laws.  The parties shall
have received all permits and other
authorizations necessary, if any, under
state securities laws to consummate the
transactions contemplated herein.

8.7	Performance of Covenants.  Each party
shall have performed and complied in
all material respects with each of the
agreements and covenants required by
this Agreement to be performed or
complied with by each such party prior
to or at the Valuation Date and the
Closing Date.

	8.8	Due Diligence.  Municipals Trust shall
have had reasonable opportunity to
have its officers and agents review the
records of the Acquired Funds.

	8.9	No Material Adverse Change.  From the
date of this Agreement, through the
Closing Date, there shall not have been:

*	any change in the business,
results of operations, assets or
financial condition or the
manner of conducting the
business of the Acquired Funds
or the Acquiring Fund (other
than changes in the ordinary
course of its business,
including, without limitation,
dividends and distributions in
the ordinary course and
changes in the net asset value
per share) which has had a
material adverse effect on such
business, results of operations,
assets or financial condition,
except in all instances as set
forth in the financial statements;

*	any loss (whether or not
covered by insurance) suffered
by the Acquired Funds or the
Acquiring Fund materially and
adversely affecting of the
Acquired Funds or the Acquiring
Fund, other than depreciation of
securities;

*	issued by Municipals Trust to any
person any option to purchase
or other right to acquire shares
of any class of the Acquired
Funds or the Acquiring Fund
Shares (other than in the
ordinary course of Municipals
Trust business as an open-end
management investment
company);

*	any indebtedness incurred by
the Acquired Funds or the
Acquiring Fund for borrowed
money or any commitment to
borrow money entered into by
the Acquired Funds or the
Acquiring Fund except as
permitted in the Acquired
Municipals Trust N-1A or the
Acquiring fund Municipals Trust
N-1A and disclosed in financial
statements required to be
provided under this Agreement;

*	any amendment to the
Declaration of Trust or By-Laws
of Municipals Trust that will
adversely affect the ability of
Municipals Trust to comply with
the terms of this Agreement; or

*	any grant or imposition of any
lien, claim, charge or
encumbrance upon any asset of
the Acquired Funds except as
provided in the Acquired Funds
Municipals Trust N-1A so long
as it will not prevent Municipals
Trust from complying with
Section 7.8.

	8.10	Lawful Sale of Shares.  On the Closing
Date, the Acquiring Fund Shares to be
issued pursuant to Section 2.1 of this
Agreement will be duly authorized, duly
and validly issued and outstanding, and
fully paid and non-assessable by
Municipals Trust, and conform in all
substantial respects to the description
thereof contained in the Municipals Trust
N-14 and Proxy Statement furnished to
the Acquired Funds shareholders and
the Acquiring Fund Shares to be issued
pursuant to paragraph 2.1 of this
Agreement will be duly registered under
the 1933 Act by the Municipals Trust N-
14 and will be offered and sold in
compliance with all applicable state
securities laws.

	8.11	Documentation and Other Actions.
Municipals Trust shall have executed
such documents and shall have taken
such other actions, if any, as reasonably requested to fully effectuate the transactions contemplated hereby.

9.	Addresses

	All notices required or permitted to be given under this Agreement shall be given in writing to Eaton Vance Municipals Trust, Two International
Place, Boston, MA  02110 (Attention:  Chief
Legal Officer), or at such other place as shall be specified in written notice given by either party to the other party to this Agreement and shall be validly given if mailed by first-class mail, postage prepaid.

10.	Termination

	This Agreement may be terminated by either party upon the giving of written notice to the other, if any of the representations, warranties or conditions specified in Sections 7 or 8 hereof have not been performed or do not exist on or before December 31, 2011. In the event of termination of this Agreement pursuant to this provision, neither party (nor its officers, Trustees or shareholders) shall have any liability to the other.

11.	Miscellaneous

	This Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. Municipals
Trust represent that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein. Municipals Trust represent that this Agreement constitutes the entire agreement between the parties as to the subject matter hereof. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This
Agreement shall be executed in any number of counterparts, each of which shall be deemed an original. Whenever used herein, the use of any gender shall include all genders. In the event that any provision of this Agreement is unenforceable at law or in equity, the remainder of the Agreement shall remain in full force and effect.

12.	Amendments

	At any time prior to or after approval of this Agreement by the Acquired Funds shareholders
(i) the parties hereto may, by written agreement and without shareholder approval, amend any of the provisions of this Agreement, and (ii) either party may waive without such approval any default by the other party or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing); provided, however, that following shareholder approval, no such amendment may have the effect of changing the provisions for determining the number of the Acquiring Fund Shares to be received by the Acquired Funds shareholders under this
Agreement to the detriment of such
shareholders without their further approval. The failure of a party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

13.	Massachusetts Business Trust

	References in this Agreement to Municipals
Trust mean and refer to the Trustees from time to time serving under its Declarations of Trust on file with the Secretary of the Commonwealth of Massachusetts, as the same may be amended from time to time, pursuant to which they conduct their businesses. It is expressly agreed that the obligations of Municipals Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of each Trust personally, but bind only the trust property of the Trust as provided in said Declaration of Trust. The execution and delivery of this Agreement has been authorized by the respective trustees and signed by an authorized officer of Municipals
Trust, acting as such, and neither such
authorization by such trustees nor such
execution and delivery by such officer shall be deemed to have been made by any of them but shall bind only the trust property of each Trust as provided in such Declaration of Trust. No series of Municipals Trust shall be liable for the obligations of any other series.



	IN WITNESS WHEREOF, each of the parties
hereto has caused this Agreement to be executed by their officers thereunto duly authorized, as of the day and year first above written.

ATTEST:
	EATON VANCE MUNICIPALS TRUST
						(on
behalf of Eaton Vance Michigan Municipal Income Fund and
	Eaton Vance Rhode Island Municipal Income
Fund)


/s/ Maureen A. Gemma				By:
	/s/ Thomas M. Metzold
Maureen A. Gemma, Secretary
	Thomas M. Metzold, President


						EATON
VANCE MUNICIPALS TRUST
						(on
behalf of Eaton Vance National Municipal Income Fund)


/s/ Maureen A. Gemma				By:
	/s/ Thomas M. Metzold
Maureen A. Gemma, Secretary
	Thomas M. Metzold, President